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                                   Exhibit 11
                 Schedule of Computations of Per Share Earnings
                 (in thousands, except share and per share data)

                                                                                         Quarter      Nine months
                                                                                           ended            ended
                                                                                   September 30,    September 30,
                                                                                            1997             1997
                    PRIMARY
Income before extraordinary item for primary earnings per common share                    $5,454           $8,611
Extraordinary item - loss on extinguishment of debt                                      (2,033)          (3,889)
                                                                                         -------          -------
Net income for primary earnings per common share                                          $3,421           $4,722
                                                                                           =====            =====

Weighted average number of common shares outstanding                                  12,659,172       10,607,410
Add: common share equivalents (determined using the "treasury stock"
   method) representing shares issuable upon exercise of employee
   stock options                                                                         218,221          160,602
Add: common share equivalents (determined using the "treasury stock"
   method) representing shares issuable upon conversion of limited
   partnership units                                                                     374,762          374,762
                                                                                         -------          -------
Weighted average number of shares used in calculation of primary
   earnings per share                                                                 13,252,155       11,142,774
                                                                                      ==========       ==========

Primary earnings per common share:
Income before extraordinary item                                                           $0.41            $0.77
Extraordinary item - loss on extinguishment of debt                                        (0.15)           (0.35)
                                                                                          ------           ------
Net income                                                                                 $0.26            $0.42
                                                                                            ====             ====

                                FULLY DILUTED
Income before extraordinary item attributable to common stock                             $5,454           $8,611
Add: minority interests attributable to limited partnerships units
   assuming conversion of such units                                                         818            1,056
                                                                                             ---            -----
Income before extraordinary item for fully diluted earnings per share                      6,272            9,667
Extraordinary item - loss on extinguishment of debt                                       (2,033)          (3,889)
                                                                                         -------          -------
Net income for fully diluted earnings per common share                                    $4,239           $5,778
                                                                                           =====            =====

Weighted average number of shares used in calculation of primary
   earnings per share                                                                 13,252,155       11,142,774
Add incremental shares representing:
Additional common share equivalents relating to employee stock options*                   43,860          101,479
Shares issuable upon conversion of limited partnership units not in
   primary earnings per share calculation                                              2,625,683        2,492,049
                                                                                       ---------        ---------
Weighted average number of shares used in calculation of fully diluted
    earnings per share                                                                15,921,698       13,736,302
                                                                                      ==========       ==========

Fully diluted earnings per share:
Income before extraordinary item                                                           $0.39            $0.70
Extraordinary item - loss on extinguishment of debt                                       (0.13)           (0.28)
                                                                                          ------           ------
Net income                                                                                 $0.26            $0.42
                                                                                            ====             ====


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* For purposes of determining the common share equivalents on a fully diluted basis, the greater of the closing stock price or the average price is used, resulting in additional common share equivalents.